                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             October 11, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF AMT MPS-6                            858769   33-35110   811-1777


DEFINED ASSET FUNDS-EIF UCSS-5                                318480   2-68660    811-3044


DEFINED ASSET FUNDS-GSIF GNMA SERIES 1S                       781328   33-31731   811-2810


DEFINED ASSET FUNDS-MITF IS-93                                781008   33-11849   811-1777
DEFINED ASSET FUNDS-MITF IS-94                                781011   33-12319   811-1777


DEFINED ASSET FUNDS-CIF ITS-39                                883650   33-49310   811-2295


DEFINED ASSET FUNDS-MITF ITS-90                               780600   33-10499   811-1777
DEFINED ASSET FUNDS-MITF ITS-130                              781305   33-28201   811-1777
DEFINED ASSET FUNDS-MITF ITS-179                              868093   33-41634   811-1777
DEFINED ASSET FUNDS-MITF ITS-195                              868100   33-48869   811-1777
DEFINED ASSET FUNDS-MITF ITS-211                              868118   33-49729   811-1777
DEFINED ASSET FUNDS- ITS-212 DAF                              868119   33-49797   811-1777
DEFINED ASSET FUNDS- ITS-237 DAF                              910383   33-54663   811-1777

DEFINED ASSET FUNDS-MITF MPS-423                              780815   33-12318   811-1777
DEFINED ASSET FUNDS-MITF MPS-545                              892769   33-54447   811-1777

DEFINED ASSET FUNDS- MSS-42 DAF                               895629   33-49733   811-1777
DEFINED ASSET FUNDS- MSS-43 DAF                               895630   33-49753   811-1777
DEFINED ASSET FUNDS-MITF MSS 4K                               780528   33-21316   811-1777
DEFINED ASSET FUNDS-MITF MSS 4L                               780529   33-21447   811-1777
DEFINED ASSET FUNDS-MITF MSS 4N                               780531   33-21734   811-1777
DEFINED ASSET FUNDS- MSS-70 DAF                               910021   33-54659   811-1777

TOTAL:   21 FUNDS
